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                                                                    EXHIBIT 21.1


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                           SUBSIDIARIES of REGISTRANT

            Corporate Property Associates, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates.

            Corporate Property Associates 2, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 2.

            Corporate Property Associates 3, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 3.

            Corporate Property Associates 4, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 4.

            Corporate Property Associates 5, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 5.

            Corporate Property Associates 6, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 6.

            Corporate Property Associates 7, a California limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of California and doing business under the name Corporate Property Associates 7.

            Corporate Property Associates 8, L.P., a Delaware limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Corporate Property Associates 8, L.P.

            Corporate Property Associates 9, L.P., a Delaware limited partnership, a majority-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name Corporate Property Associates 9, L.P.

            FLY LLC, a Delaware limited liability company, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name FLY LLC.

            RUSH IT LLC, a Delaware limited liability company, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name RUSH IT LLC.

            CALL LLC, a Delaware limited liability company, a majority-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name CALL LLC.

            UP CD LLC, a Texas limited liability company, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Texas and doing business under the name UP CD LLC.

            BILL CD LLC, a Texas limited liability company, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Texas and doing business under the name BILL CD LLC.

            CD UP LP, a Texas limited partnership, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Texas and doing business under the name CD UP LP.


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                           SUBSIDIARIES of REGISTRANT
                                   (continued)

Keystone Capital Company, a Washington real estate investment trust, a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Washington and doing business under the name Keystone Capital Company.

            Polkinvest SPRL, a Belgium holding company, a majority-owned subsidiary of Registrant incorporated under the laws of Belgium and doing business under the name Polkinvest SPRL.

            COBC Parcel 18 LLC, a California limited liability company, a majority-owned subsidiary of Registrant incorporated under the laws of the state of California and doing business under the name COBC Parcel 18 LLC.


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